UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 21, 2008

PRIMEDIA Inc.
(Exact Name of Registrant as Specified in Charter)

3585 Engineering Drive, Norcross, Georgia 30092
(Address of Principal Executive Offices)

Delaware	1-11106	13-3647573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code		678-421-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On May 21, 2008, the Board of Directors of PRIMEDIA Inc. (the “Company”) elected Charles Stubbs as a new director of the Company, effective May 27, 2008. The size of the Board of Directors was increased to ten in connection with Mr. Stubbs’ election.

As previously reported in the Company’s Current Report on Form 8-K, dated April 21, 2008, the Company has entered into an employment agreement with Mr. Stubbs, pursuant to which Mr. Stubbs was appointed President and Chief Executive Officer of the Company. A summary of Mr. Stubbs’ employment arrangements with the Company is contained in such Report, which such summary is incorporated herein pursuant to General Instruction B.3 of Form 8-K. Such summary is qualified by reference to the Company’s complete employment agreement with Mr. Stubbs, a copy of which is filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K, dated April 21, 2008, and is also incorporated herein pursuant to General Instruction B.3 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMEDIA INC.

Dated: May 28, 2008
	By:	/s/ KEITH L. BELKNAP
	Name:	Keith L. Belknap
	Title:	Senior Vice President, General Counsel and Secretary